Exhibit 99.1

PRESS RELEASE

Contact Information:

David R. O’Reilly

Chief Financial Officer

(214) 741-7744

David.OReilly@howardhughes.com

THE HOWARD HUGHES CORPORATION® REPORTS THIRD QUARTER 2016 RESULTS

Dallas, TX, November 8, 2016 – The Howard Hughes Corporation (NYSE: HHC) (the “Company”) announced operating results for the third quarter ended September 30, 2016. The attached financial statements, exhibits and reconciliations of non-GAAP measures provide the details of these results.

Third Quarter Highlights:

•	Net income attributable to common stockholders was $8.0 million or $0.19 per diluted common share.
•	Adjusted net income was $47.2 million, an increase of $18.7 million compared to the third quarter of 2015.
•

Furthered the revitalization of the Seaport District by obtaining approval for the Pier 17 and Tin Building Minor Modification, announcing that iconic Italian fashion store 10 Corso Como will open its only North American location in the district and welcoming iPic Theaters as the first anchor to open as part of the redevelopment.

•	Commenced construction of Two Merriweather, a 130,000 square-foot, Class A mixed-use office building in Downtown Columbia after successfully pre-leasing 75.0% of the office space.
•

Continued sales momentum at Ward Village with 35 new condominium contracts executed since the end of the second quarter, representing over 11.1% of the remaining inventory under construction as of June 30, 2016. Began construction of Ke Kilohana.

•

Strong third quarter MPC performance driven by Bridgeland with 12.2 acres of residential land sales, an increase of 110.3% compared to the same period in 2015, and by The Summit, our joint venture with Discovery Land in Summerlin, which contracted 21 custom lots for approximately $94.3 million in land sales during the third quarter 2016.

•

Successfully completed a $238.7 million refinancing at Ward Village, extending the initial maturity to September 12, 2021 and at Two Merriweather,  obtaining a $33.2 million non-recourse construction loan maturing on October 7, 2020.

•	Announced the appointment of David R. O’Reilly to the position of Chief Financial Officer effective October 17, 2016.

“We had a solid third quarter as we continued to increase cash flow across the portfolio and make progress in delivering value at our strategic developments while strengthening our MPCs. In Las Vegas, by bringing the NHL practice facility to Downtown Summerlin, we continue to further distinguish the community as the premier place to live in the region while also increasing visitors to our downtown,” said David R. Weinreb, Chief Executive Officer. “I am particularly pleased at the progress we have made towards the revitalization of the Seaport District. During the quarter, we announced that iconic Italian fashion store 10 Corso Como will be coming to the Seaport as our retail anchor, opened iPic Theaters as our first cornerstone tenant and received approval to move and reconstruct the Tin Building as part of the Minor Modification.”

“We continue to advance our plans at Ward Village where Waiea, our first residential tower, is nearing completion. We expect to start closing on condominium unit sales and welcoming new homeowners within the next couple of weeks. In addition, we celebrated the topping out of Anaha, our second building, which is on schedule for completion by mid-summer 2017. It is gratifying to see our vision for this vibrant community beginning to take shape.”

Third Quarter Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Net income attributable to common stockholders	$7,973	$156,224	$158,708	$100,838

Basic income per share:	$0.20	$3.96	$4.02	$2.55

Diluted income per share:	$0.19	$0.76	$3.72	$1.01

Adjusted net income	$47,242	$28,509	$260,231	$85,892

Adjusted income per diluted share:	$1.10	$0.66	$6.09	$2.00

As we complete and place our developments into service, non-cash depreciation and amortization expense associated with these cash-generative commercial real estate properties is a material component of our net income. Adjusted net income is a non-GAAP measure that excludes depreciation and amortization expense, provision for impairment, non-cash warrant liability gains and losses, gain on acquisition of our joint venture partner’s interest and gains or losses on sales of operating properties. For additional information, please see the reconciliation of Adjusted Net Income to Net Income (loss) attributable to common stockholders in the Supplemental Information contained on page 11 of this earnings release.

Business Segment Operating Results

Operating Assets Segment Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2016	2015	2016	2015
Retail, Office, Multi-family and Hospitality NOI (a)	$30,694	$31,905	$98,341	$87,498

Operating Assets REP EBT	(34,316)	(1,198)	(24,893)	(7,332)

Adjusted Operating Assets REP EBT	$24,116	$24,903	$80,919	$67,045

(a)

Includes our share of NOI from our non-consolidated equity method ventures (our “income-producing Operating Assets”).  These amounts exclude NOI from properties that are substantially closed for redevelopment and properties sold during the periods.

Net operating income (“NOI”) from our income-producing Operating Assets is presented in our Supplemental Information to this earnings release. For a reconciliation of Operating Assets NOI to Operating Assets real estate property earnings before taxes (“REP EBT”), Operating Assets REP EBT to GAAP-basis net income (loss) and Adjusted Net Income to Net Income, please refer to the Supplemental Information contained in this earnings release.

We calculate Adjusted Operating Assets REP EBT, which excludes depreciation and amortization and development-related demolition, marketing costs and provision for impairment, as they do not represent operating costs for stabilized real estate properties.

Operating assets REP EBT decreased $33.1 million to $(34.3) million, compared to $(1.2) million for the third quarter 2015. During the third quarter 2016, we implemented a plan to sell Park West, a 249,177 square foot open-air shopping, dining and entertainment destination in Peoria, Arizona that is one of our non-core operating assets. A sale will allow us to redeploy the net cash proceeds from this unleveraged property into our core six assets. As a result, we incurred a $35.7 million provision for impairment on this property.

The decrease in NOI from income-producing Operating Assets in the third quarter 2016 compared to the third quarter 2015 is primarily driven by headwinds in the Houston economy that have negatively impacted occupancy and conference business at The Woodlands Resort & Conference Center and our two recently opened hotels in The Woodlands. The increase in NOI from income-producing Operating Assets in the nine months ended September 30, 2016 compared to the same period in the prior year is primarily due to Downtown Summerlin and the openings of one Summerlin office and two multi-family properties in 2015.

On July 20, 2016, we purchased our joint venture partner’s 18.57% interest in Millennium Six Pines Apartments (formerly known as Millennium Woodlands Phase II) for $4.0 million which resulted in a gain of $27.1 million relating to the step-up to fair value of the assets acquired.

On September 26, 2016, we announced the signing of a 20-year ground lease for a to-be-built practice facility in Downtown Summerlin® for the newly awarded NHL franchise in Las Vegas. The two-rink practice facility will be built on a 4.6-acre parcel located in Downtown Summerlin. Groundbreaking on the new facility took place last month with an expected completion date of August 2017.

On September 8, 2016, we announced that iconic Italian fashion retailer 10 Corso Como will be coming to the Seaport District. Founded in Milan in 1991 by style visionary and former fashion editor Carla Sozzani, 10 Corso Como pioneered a new retail model as the world’s original concept store. 10 Corso Como New York will be located in the historic area of the Seaport District and contain approximately 13,000 square feet that will be designed by American artist Kris Ruhs. The New York store will be 10 Corso Como’s only U.S. location and is consistent with the other offerings curated to date that will include culinary experiences from renowned restaurateurs Jean-Georges Vongerichten and the Momofuku Group led by David Chang, iPic Theaters, McNally Jackson Books and the new Pier 17® highlighted by its 1.5-acre rooftop, overlooking the East River of Manhattan that will be programmed as a year-round destination, home to a seasonal summer concert series as well as a winter village and a cultural entertainment gathering for all New Yorkers and visitors. On October 13, 2016, iPic Theaters, the nation's ultimate movie going experience, opened as the first anchor in the revitalized Seaport District in their first New York location. The new iPic is Manhattan’s first new commercial multiplex movie theater opened in over a decade.

On October 19, 2016, we received approval for the Seaport District’s Pier 17 Minor Modification of the 2013 Uniform Land Use Review Procedure (“ULURP”) Approval which grants approval for the reconstruction of the

Tin Building, the demolition of the Link Building and head house structure for the Pier 17 building, installation of the same façade treatment on the western elevation that was previously approved for the new Pier 17 Building, and the installation of a reconfigured service access drive.

Master Planned Communities Segment Highlights

Generally MPC revenues fluctuate during the year; therefore, a better measurement of performance is the full year impact instead of quarterly results.

A Summary of our MPC segment is shown below. For additional detail, please refer to pages 12 and 13 of this release.

Summary of MPC Land Sales Closed in the Three Months Ended September 30,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Residential	$4,687	$2,273	12.2	5.8	$384	$392
Commercial	—	20,475	—	160.2	—	128
Total	4,687	22,748	12.2	166.0	384	137

Summerlin
Residential	16,525	19,334	31.7	36.9	521	524

The Woodlands
Residential	10,581	10,481	19.9	14.2	532	738
Commercial	—	6,837	—	3.3	—	2,072
Total	10,581	17,318	19.9	17.5	532	990

Total land sales closed in period	$31,793	$59,400	63.8	220.4

Summary of MPC Land Sales Closed in the Nine Months Ended September 30,

	Land Sales		Acres Sold		Price per acre
($ In thousands)	2016	2015	2016	2015	2016	2015
Bridgeland
Residential	$13,557	$8,346	36.2	21.3	$375	$392
Commercial	—	20,475	—	160.2	—	128
Total	13,557	28,821	36.2	181.5	375	159

Summerlin
Residential	86,157	85,334	203.5	137.4	423	621
Commercial	348	3,136	10.0	3.6	35	871
Total	86,505	88,470	213.5	141.0	405	627

The Woodlands
Residential	14,431	24,748	26.3	37.0	549	669
Commercial	10,405	8,891	4.3	9.2	2,420	966
Total	24,836	33,639	30.6	46.2	812	728

Total land sales closed in period	$124,898	$150,930	280.3	368.7

Land sales closed in our MPC segment for the three months ended September 30, 2016 decreased $27.6 million or 46.5% to $31.8 million, compared to $59.4 million for the same period in 2015 primarily due to a $20.5 million commercial land sale at Bridgeland in 2015. Land sales revenue of $44.1 million recognized for three months ended September 30, 2016 included $10.2 million in revenue from closings in prior periods that was previously deferred and that met criteria for recognition in the current quarter. Land sales closed in our MPC segment for the nine months ended September 30, 2016 decreased $26.0 million or 17.2% to $124.9 million compared to $150.9 million for the same period in 2015. Land sales revenue of $147.2 million recognized for nine months ended September 30, 2016 included $16.4 million in revenue from closings in prior periods which was previously deferred and that met criteria for recognition in the current year.

Bridgeland’s residential land sales for the three and nine months ended September 30, 2016 were substantially higher compared to the same periods in 2015 due to increased demand from homebuilders, offset by a $20.5 million decrease in commercial land sales from 2015. For the nine months ended September 30, 2016, residential land sales at Bridgeland are 62.4% higher than the same period in the prior year, and we believe this trend will continue through the end of the year. While the broader Houston market remains impacted by moderated oil prices, particularly affecting the sales of higher priced homes, the Bridgeland submarket has shown improvement in the mid-range of the residential market. In October, Bridgeland reached a significant milestone and celebrated its 10th year anniversary.

Summerlin’s land sales for the three months ended September 30, 2016 were lower compared to the same period in 2015 due to the sale of one superpad in the third quarter 2016 compared to two superpads in the third quarter 2015. However, residential land sales in Summerlin for the nine months ended September 30, 2016 increased slightly to $86.2 million, compared to $85.3 million for the same period in 2015. The average price per superpad acre for the nine months ended September 30, 2016 of $408,000 is not comparable to the average price per acre of $544,000 for the same period in 2015 due to a $40.0 million bulk sale to a homebuilder for a large parcel in the first quarter 2016. This sale was unique as the homebuilder will be responsible for installing power and drainage facilities to the village, and unlike a typical sale, Summerlin is not obligated to incur any development costs within the boundaries of the parcel. Gross margin increased for the nine months ended September 30, 2016 compared to 2015 due to this sale of undeveloped land for which we incurred much lower development costs. In addition, as part of the transaction we negotiated a favorable adjustment to the builder price participation on the land we sold to the same homebuilder in 2006.

Land development began at The Summit, our joint venture with Discovery Land in our Summerlin MPC, in the second quarter 2015 and continues to progress on schedule based upon the initial plan. For the three months ended September 30, 2016, 38 custom residential lots had closed resulting in the recognition of $13.7 million Equity in earnings in Real Estate and Other Affiliates. As of September 30, 2016, contracted sales since inception are $204.6 of which $119.8 million had closed.

The Woodlands decrease in total land sales for the three months ended September 30, 2016 compared to the same period in 2015 is primarily due to a 3.3-acre medical office building land sale in the third quarter 2015 for $6.8 million. The $8.8 million decrease in total land sales for the nine months ended September 30, 2016 compared to the same period in 2015 is due to reduced residential sales of $10.3 million due to fewer closings, offset by a $1.5 million increase in commercial land sales. The reduced sales pace is due primarily to the downturn in the Houston economy resulting from moderated oil prices and the disproportionate impact this has had on the upper end of the housing market. Also contributing to the reduced price per acre and slower lot sales pace is the build-up of homebuilder vacant lot inventory levels.

Strategic Developments Segment Highlights

We have condominiums for sale in Ward Village across five condominium projects, four of which are under construction: Waiea, Anaha, Ae‘o and Ke Kilohana. These four projects have a total unit count of 1,381, of which 1,101 were under contract as of September 30, 2016, including 35 units placed under contract in the third quarter, reducing the total number of unsold units under construction to 280.

Ward Village Towers Under Construction as of September 30, 2016

($ in millions)	Total Units	Under Contract	Percent of Units Sold	Total Projected Costs		Costs Incurred to Date	Estimated Completion Date
Waiea	174	160	92.0%	$403.4		$346.3	Q4 2016
Anaha	317	297	93.7%	401.3		207.8	2017
Ae'o	466	257	55.2%	428.5	(a)	53.8	2018
Ke Kilohana	424	387	91.3%	218.9		11.1	2019
Total under construction	1,381	1,101	79.7%	$1,452.1		$619.0

(a)	Also includes project costs for our flagship Whole Foods Market located on the same block.

The increase in condominium rights and unit sales for the three and nine months ended September 30, 2016 as compared to the same periods in 2015 is primarily related to revenue recognition at our Anaha condominium project for which we began recognizing revenue in the second quarter 2015. As condominium projects advance towards completion, revenue is recognized on qualifying sales contracts under the percentage of completion method of accounting. All development cost estimates presented herein are exclusive of land costs.

On August 17, 2016, along with our joint-venture partner, we announced the launch of a 130-acre, mixed-use development at Circle T Ranch, a scenic, 2,500-acre, master planned community in Westlake, Texas, that is located within the 18,000-acre AllianceTexas development. The development, which is situated at the junction of SH 114 and SH 170, will include more than two million square feet of mixed-use office, retail and entertainment space and will be anchored by the recently announced 500,000-square-foot corporate campus for the Charles Schwab Corporation, one of the nation’s largest financial service providers.

We began construction of Two Merriweather, a Class A mixed-use office building, in the third quarter 2016. Two Merriweather will consist of 100,000 square feet of office and 30,000 square feet of retail space. Total estimated development costs are approximately $41 million. As of September 30, 2016, we have incurred $3.3 million of development costs. As of October 20, 2016, 57.7% of the total project and 75.0% of the office space is pre-leased.

For a more complete description of the status of our developments, please refer to “Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 33 of our Form 10-Q for the three and nine months ended September 30, 2016.

Balance Sheet and Other Quarterly Activity

Simultaneously with the buyout of our partner’s interest in Millennium Six Pines Apartments (formerly known as Millennium Woodlands Phase II) on July 20, 2016, we secured a new $42.5 million fixed rate loan at 3.39% maturing August 1, 2028. This new loan replaced the joint venture’s existing $37.7 million loan and funded the purchase of our partner’s interest.

On September 29, 2016, we completed a $238.7 million refinancing of the debt maturing September 29, 2016 for Ward Village®. The new non-recourse term loan bears interest at one-month LIBOR plus 2.50% and has an initial maturity of September 12, 2021 with two, one-year extension options. We swapped $119.4 million of the loan to a fixed rate of 3.64% through its initial maturity date, representing an all-in interest rate of approximately 3.33% based on the current one-month LIBOR rate. The financing is secured by the existing Ward Village commercial properties, excluding condominium towers currently under development, and allows for the future release of collateral to develop additional residential condominium towers and retail properties across the master planned community.

In connection with starting construction of Two Merriweather, on October 7, 2016 we closed on a $33.2 million non-recourse construction loan for this project, bearing interest at one-month LIBOR plus 2.50% with an initial maturity date of October 7, 2020 and a one-year extension option.

*Non-recourse debt means that the debt is non-recourse to The Howard Hughes Corporation but is collateralized by a real estate asset and/or is recourse to the subsidiary entity owning such asset.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our properties include master planned communities, operating properties, development opportunities and other unique assets spanning 16 states from New York to Hawai‘i. The Howard Hughes Corporation is traded on the New York Stock Exchange under HHC with major offices in New York, Columbia, MD, Dallas, Houston, Las Vegas and Honolulu. For additional information about HHC, visit www.howardhughes.com or find us on Facebook,  Twitter,  Instagram, and LinkedIn.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize”, “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

THE HOWARD HUGHES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Condominium rights and unit sales	$115,407	$78,992	$362,613	$200,362
Master Planned Community land sales	44,128	45,423	147,168	138,937
Minimum rents	44,910	37,814	128,255	109,997
Builder price participation	4,483	6,680	15,631	20,285
Tenant recoveries	11,657	10,706	33,108	31,074
Hospitality revenues	14,088	11,772	46,126	35,256
Other land revenues	2,595	4,617	8,387	11,055
Other rental and property revenues	3,538	7,438	11,335	20,729
Total revenues	240,806	203,442	752,623	567,695

Expenses and other income:
Condominium rights and unit cost of sales	83,218	47,573	237,759	126,747
Master Planned Community cost of sales	21,432	19,674	66,128	67,806
Master Planned Community operations	9,216	10,349	26,616	32,295
Other property operating costs	16,535	16,680	47,513	54,459
Rental property real estate taxes	7,033	6,908	21,110	19,676
Rental property maintenance costs	3,332	3,094	9,217	8,738
Hospitality expenses	12,662	8,767	37,379	26,738
Provision for doubtful accounts	1,940	1,007	4,629	3,082
Demolition costs	256	1,024	1,218	2,637
Development-related marketing costs	4,716	7,639	15,586	19,476
General and administrative	21,128	18,526	61,505	57,095
Other income, net	(432)	659	(9,858)	(1,204)
Gain on sale of 80 South Street Assemblage	(70)	—	(140,549)	—
Depreciation and amortization	23,322	24,998	71,246	71,577
Provision for impairment	35,734	—	35,734	—
Total expenses, net of other income	240,022	166,898	485,233	489,122

Operating income	784	36,544	267,390	78,573

Interest income	196	109	900	516
Interest expense	(16,102)	(15,212)	(48,628)	(43,143)
Warrant liability (loss) gain	(7,300)	123,640	(21,630)	57,450
Gain on acquisition of joint venture partner’s interest	27,087	—	27,087	—
Gain on sale of The Club at Carlton Woods	-	29,073	-	29,073
Equity in earnings from Real Estate and Other Affiliates	13,493	295	35,700	3,164
Income before taxes	18,158	174,449	260,819	125,633
Provision for income taxes	10,162	18,237	102,088	24,795
Net income	7,996	156,212	158,731	100,838
Net (income) loss attributable to noncontrolling interests	(23)	12	(23)	—
Net income attributable to common stockholders	$7,973	$156,224	$158,708	$100,838

Basic income per share:	$0.20	$3.96	$4.02	$2.55

Diluted income per share:	$0.19	$0.76	$3.72	$1.01

THE HOWARD HUGHES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30,	December 31,
(In thousands, except share amounts)	2016	2015
Assets:
Investment in real estate:
Master Planned Community assets	$1,660,523	$1,642,842
Land	314,400	322,462
Buildings and equipment	1,900,172	1,772,401
Less: accumulated depreciation	(242,034)	(232,969)
Developments	976,209	1,036,927
Net property and equipment	4,609,270	4,541,663
Investment in Real Estate and Other Affiliates	78,890	57,811
Net investment in real estate	4,688,160	4,599,474
Cash and cash equivalents	653,041	445,301
Accounts receivable, net	38,241	32,203
Municipal Utility District receivables, net	171,691	139,946
Notes receivable, net	69	1,664
Deferred expenses, net	64,053	61,804
Prepaid expenses and other assets, net	820,240	441,190
Property held for sale	34,888	—
Total assets	$6,470,383	$5,721,582

Liabilities:
Mortgages, notes and loans payable	$2,847,002	$2,443,962
Deferred tax liabilities	156,882	89,221
Warrant liabilities	329,390	307,760
Uncertain tax position liability	19,987	1,396
Accounts payable and accrued expenses	603,237	515,354
Total liabilities	3,956,498	3,357,693

Equity:
Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued	—	—
Common stock: $.01 par value; 150,000,000 shares authorized, 39,851,036 shares issued and 39,838,975 outstanding as of September 30, 2016 and 39,714,838 shares issued and outstanding as of December 31, 2015	398	398
Additional paid-in capital	2,856,335	2,847,823
Accumulated deficit	(321,507)	(480,215)
Accumulated other comprehensive loss	(23,818)	(7,889)
Treasury stock, at cost, 12,061 shares as of September 30, 2016 and 0 shares as of December 31, 2015	(1,295)	—
Total stockholders' equity	2,510,113	2,360,117
Noncontrolling interests	3,772	3,772
Total equity	2,513,885	2,363,889
Total liabilities and equity	$6,470,383	$5,721,582

Supplemental Information

September 30, 2016

As our three segments, Master Planned Communities, Operating Assets and Strategic Developments, are managed separately, we use different operating measures to assess operating results and allocate resources among these three segments. The one common operating measure used to assess operating results for our business segments is real estate property earnings before taxes (“REP EBT”). REP EBT, as it relates to our business, is defined as net income (loss) excluding general and administrative expenses, corporate other income, corporate interest income, and corporate interest and depreciation expense, provision for income taxes, warrant liability gain (loss), gains or losses on sales of operating properties, and gain on acquisition of joint venture partner interest. We present REP EBT because we use this measure, among others, internally to assess the core operating performance of our assets. However, REP EBT should not be considered as an alternative to GAAP net income (loss).

Reconciliation of REP EBT to GAAP income (loss) before taxes	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2016	2015	2016	2015
REP EBT	$34,498	$55,190	$354,521	$139,178
General and administrative	(21,128)	(18,526)	(61,505)	(57,095)
Corporate interest expense, net	(13,263)	(13,262)	(39,358)	(39,709)
Warrant liability (loss) gain	(7,300)	123,640	(21,630)	57,450
Corporate other income expense, net	123	(222)	6,190	1,304
Gain on sale of The Club at Carlton Woods	—	29,073	—	29,073
Gain on acquisition of joint venture partner's interest	27,087	—	27,087	—
Corporate depreciation and amortization	(1,859)	(1,444)	(4,486)	(4,568)
Income before taxes	$18,158	$174,449	$260,819	$125,633

We also adjust GAAP net income (loss) for non-cash warrant liability gains and losses and depreciation and amortization. The presentation of Adjusted net income is consistent with other companies in the real estate business who also typically report an earnings measure that excludes depreciation and amortization and other non-operating related items.

Reconciliation of Adjusted net income to Net income	Three Months Ended September 30,		Nine Months Ended September 30,
(loss) attributable to common stockholders	2016	2015	2016	2015
(In thousands)
Adjusted Net Income	$47,242	$28,509	$260,231	$85,892
Depreciation and amortization	(23,322)	(24,998)	(71,246)	(71,577)
Provision for impairment	(35,734)	-	(35,734)	-
Warrant liability (loss) gain	(7,300)	123,640	(21,630)	57,450
Gain on acquisition of joint venture partner's interest	27,087	-	27,087	-
Gain on sale of The Club at Carlton Woods	-	29,073	-	29,073
Net income attributable to common stockholders	$7,973	$156,224	$158,708	$100,838

When a development property is placed in service, depreciation is calculated for the property ratably over the estimated useful lives of each of its components; however, most of our recently developed properties do not reach stabilization for 12 to 36 months after being placed in service due to the timing of tenants taking occupancy and subsequent leasing of remaining unoccupied space during that period. As a result, operating income, earnings before taxes (EBT) and net income will not reflect the ongoing earnings potential of newly placed in service operating assets during this transition period to stabilization. Accordingly, we calculate Adjusted Operating Assets REP EBT, which excludes depreciation and amortization and development-related demolition and marketing costs and provision for impairment, as they do not represent operating costs for stabilized real estate properties.

The following table reconciles Adjusted Operating Assets REP EBT to Operating Assets REP EBT:

Reconciliation of Adjusted Operating Assets REP EBT to	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Assets REP EBT (in thousands)	2016	2015	2016	2015
Adjusted Operating Assets REP EBT	$24,116	$24,903	$80,919	$67,045
Provision for impairment	(35,734)	—	(35,734)	—
Depreciation and amortization	(20,732)	(22,936)	(64,546)	(64,585)
Demolition costs	(16)	(798)	(494)	(2,411)
Development-related marketing costs	(1,950)	(2,367)	(5,038)	(7,381)
Operating Assets REP EBT	$(34,316)	$(1,198)	$(24,893)	$(7,332)

Summary of MPC Land Sales Closed in the Three Months Ended September 30,

	Land Sales		Acres Sold		Number of Lots/Units		Price per acre		Price per lot
($ In thousands)	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Bridgeland
Residential
Single family - detached	$4,687	$2,273	12.2	5.8	69	34	$384	$392	$68	$67
Commercial
Not-for-profit	—	20,475	—	160.2	—	—	—	128	—	—
Total	4,687	22,748	12.2	166.0	69	34	384	137	68	67
$ Change	(18,061)		(153.8)		35		247		1
% Change	(79.4%)		(92.7%)		102.9%		180.3%		1.5%

Maryland Communities
No land sales

Summerlin
Residential
Superpad sites	15,000	17,754	30.9	36.1	75	160	485	492	200	111
Custom lots	1,525	1,580	0.8	0.8	2	2	1,906	1,975	763	790
Total	16,525	19,334	31.7	36.9	77	162	521	524	215	119
$ Change	(2,809)		(5.2)		(85)		(3)		96
% Change	(14.5%)		(14.1%)		(52.5%)		(0.6%)		80.7%

The Woodlands
Residential
Single family - detached	10,581	5,609	19.9	9.2	79	32	532	610	134	175
Single family - attached	—	4,872	—	5.0	—	56	—	974	—	87
Commercial
Medical	—	6,837	—	3.3	—	—	—	2,072	—	—
Total	10,581	17,318	19.9	17.5	79	88	532	990	134	119
$ Change	(6,737)		2.4		(9)		(458)		15
% Change	(38.9%)		13.7%		(10.2%)		(46.2%)		12.6%

Total land sales closed in period	$31,793	$59,400	63.8	220.4	225	284

Net recognized (deferred) revenue
Bridgeland	$2,523	$(11,361)
Summerlin	7,649	(2,633)
Total net recognized (deferred) revenue (a)	10,172	(13,994)
Special Improvement District revenue	2,163	17
Total land sales revenue - GAAP basis	$44,128	$45,423
(a)

Represents revenues on sales closed in prior periods where revenue was previously deferred and met criteria for recognition in the current periods, offset by revenues deferred on sales closed in the current period.

Summary of MPC Land Sales Closed in the Nine Months Ended September 30,

	Land Sales		Acres Sold		Number of Lots/Units		Price per acre			Price per lot
($ In thousands)	2016	2015	2016	2015	2016	2015	2016		2015	2016	2015
Bridgeland
Residential
Single family - detached	$13,557	$8,346	36.2	21.3	201	94	$375		$392	$67	$89
Commercial
Not-for-profit	—	20,475	—	160.2	—	—	—		128	—	—
Total	13,557	28,821	36.2	181.5	201	94	375		159	67	89
$ Change	(15,264)		(145.3)		107		216			(22)
% Change	(53.0%)		(80.1%)		113.8%		135.8%			(24.7%)

Maryland Communities
No land sales

Summerlin
Residential
Superpad sites	81,987	63,784	201.1	117.2	943	393	408	(a)	544	87	162
Single family - detached	—	13,650	—	14.9	—	75	—		916	—	182
Custom lots	4,170	7,900	2.4	5.3	7	13	1,738		1,491	596	608
Commercial
Not-for-profit	348	—	10.0	—	—	—	35		—	—	—
Other	—	3,136	—	3.6	—	—	—		871	—	—
Total	86,505	88,470	213.5	141.0	950	481	405		627	91	177
$ Change	(1,965)		72.5		469		(222)			(86)
% Change	(2.2%)		51.4%		97.5%		(35.4%)			(48.6%)

The Woodlands
Residential
Single family - detached	14,431	19,468	26.3	31.2	105	112	549		624	137	174
Single family - attached	—	5,280	—	5.8	—	65	—		910	—	81
Commercial
Not-for-profit	—	733	—	5.0	—	—	—		147	—	—
Medical	10,405	6,837	4.3	3.3	—	—	2,420		2,072	—	—
Other	—	1,321	—	0.9	—	—	—		1,468	—	—
Total	24,836	33,639	30.6	46.2	105	177	812		728	137	140
$ Change	(8,803)		(15.6)		(72)		84			(3)
% Change	(26.2%)		(33.8%)		(40.7%)		11.5%			(2.1%)

Total land sales closed in period	$124,898	$150,930	280.3	368.7	1,256	752

Net recognized (deferred) revenue
Bridgeland	$2,435	$(11,361)
Summerlin	13,941	(4,740)
Total net recognized (deferred) revenue (b)	16,376	(16,101)
Special Improvement District revenue	5,894	4,108
Total land sales revenue - GAAP basis	$147,168	$138,937

(a)	Please see discussion below.
(b)

Represents revenues on sales closed in prior periods where revenue was previously deferred and met criteria for recognition in the current periods, offset by revenues deferred on sales closed in the current period.

Operating Assets Net Operating Income

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in occupancy rates, rental rates, and operating costs. We define NOI as revenues (rental income, tenant recoveries and other income) less expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI also excludes straight line rents and tenant incentives amortization, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and equity in earnings from Real Estate and Other Affiliates.

We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns.

Although we believe that NOI provides useful information to the investors about the performance of our Operating Assets due to the exclusions noted above, NOI should only be used as an alternative measure of the financial performance of such assets and not as an alternative to GAAP net income (loss).

Operating Assets NOI and REP EBT

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2016	2015	Change	2016	2015	Change
Retail
Columbia Regional	$422	$535	$(113)	$1,024	$1,000	$24
Cottonwood Square	170	189	(19)	530	494	36
Creekside Village Green (a)	380	314	66	1,169	539	630
Downtown Summerlin (a)	4,020	2,507	1,513	12,261	6,700	5,561
Hughes Landing Retail (a)	822	400	422	2,345	786	1,559
1701 Lake Robbins	90	111	(21)	274	296	(22)
Lakeland Village Center (b)	—	—	—	56	—	56
Landmark Mall (c)	(202)	(116)	(86)	(526)	(302)	(224)
Outlet Collection at Riverwalk (d)	1,424	1,726	(302)	3,656	4,845	(1,189)
Park West (e)	411	211	200	1,346	1,386	(40)
Ward Village (f)	5,149	6,370	(1,221)	17,039	19,385	(2,346)
20/25 Waterway Avenue	442	437	5	1,282	1,384	(102)
Waterway Garage Retail	184	186	(2)	480	539	(59)
Total Retail	13,312	12,870	442	40,936	37,052	3,884
Office
10-70 Columbia Corporate Center (g)	2,631	2,925	(294)	8,701	9,449	(748)
Columbia Office Properties (h)	(16)	263	(279)	(133)	342	(475)
One Hughes Landing (j)	1,457	1,475	(18)	4,462	4,112	350
Two Hughes Landing (i)	322	2,528	(2,206)	2,979	3,380	(401)
Three Hughes Landing (b)	(251)	—	(251)	(409)	—	(409)
1725 Hughes Landing Boulevard (b)	817	—	817	(330)	—	(330)
1735 Hughes Landing Boulevard (b)	1,531	—	1,531	956	—	956
2201 Lake Woodlands Drive	(42)	(32)	(10)	(113)	(119)	6
9303 New Trails (d)	401	476	(75)	1,257	1,459	(202)
110 N. Wacker	1,525	1,519	6	4,576	4,577	(1)
ONE Summerlin (a)	691	(148)	839	1,529	(317)	1,846
3831 Technology Forest Drive	600	487	113	1,515	1,415	100
3 Waterway Square (j)	1,545	1,499	46	4,938	4,670	268
4 Waterway Square (j)	1,485	1,520	(35)	4,786	4,462	324
1400 Woodloch Forest (k)	367	485	(118)	1,294	1,248	46
Total Office	13,063	12,997	66	36,008	34,678	1,330
Multi-family
Millennium Six Pines Apartments (l)	513	—	513	513	—	513
Millennium Waterway Apartments (m)	704	1,106	(402)	2,327	3,151	(824)
One Lakes Edge (a)	967	688	279	2,623	147	2,476
85 South Street	141	144	(3)	391	359	32
Total Multi-family	2,325	1,938	387	5,854	3,657	2,197
Hospitality
Embassy Suites at Hughes Landing (b)	929	—	929	2,498	—	2,498
The Westin at The Woodlands (b)	(24)	—	(24)	585	—	585
The Woodlands Resort & Conference Center (n)	520	3,006	(2,486)	5,663	8,518	(2,855)
Total Hospitality	1,425	3,006	(1,581)	8,746	8,518	228
Total Retail, Office, Multi-family, and Hospitality	30,125	30,811	(686)	91,544	83,905	7,639

The Woodlands Ground leases	378	330	48	1,046	856	190
The Woodlands Parking Garages	(129)	(184)	55	(320)	(455)	135
Other Properties	971	951	20	2,920	2,827	93
Total Other	1,220	1,097	123	3,646	3,228	418
Operating Assets NOI - Consolidated and Owned	31,345	31,908	(563)	95,190	87,133	8,057

Redevelopments
South Street Seaport (b) (o)	186	(22)	208	(624)	(423)	(201)

Dispositions
The Club at Carlton Woods (p)	—	751	(751)	—	(942)	942
Total Operating Assets NOI - Consolidated	31,531	32,637	(1,106)	94,566	85,768	8,798

Straight-line lease amortization (q)	2,550	408	2,142	9,632	2,632	7,000
Demolition costs (r)	(16)	(798)	782	(494)	(2,411)	1,917
Development-related marketing costs	(1,950)	(2,367)	417	(5,038)	(7,381)	2,343
Provision for impairment	(35,734)	—	(35,734)	(35,734)	—	(35,734)
Depreciation and Amortization	(20,732)	(22,936)	2,204	(64,546)	(64,585)	39
Write-off of lease intangibles and other	—	(439)	439	—	(593)	593
Other income, net	13	—	13	3,126	—	3,126
Equity in earnings from Real Estate Affiliates	(209)	289	(498)	2,617	1,333	1,284
Interest, net	(9,769)	(7,992)	(1,777)	(29,022)	(22,095)	(6,927)
Total Operating Assets REP EBT (s)	$(34,316)	$(1,198)	$(33,118)	$(24,893)	$(7,332)	$(17,561)

Operating Assets NOI and REP EBT

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2016	2015	Change	2016	2015	Change
Operating Assets NOI - Equity and Cost Method Investments
Grandview SHG, LLC (b)	$590	$—	$590	$899	$—	$899
Millennium Six Pines Apartments (l)	(83)	496	(579)	1,537	503	1,034
Stewart Title Company	891	330	561	1,411	1,329	82
Summerlin Baseball Club	28	211	(183)	628	780	(152)
The Metropolitan Downtown Columbia (a)	(174)	652	(826)	2,759	283	2,476
Woodlands Sarofim # 1	278	465	(187)	1,070	1,194	(124)
Total NOI - equity investees	1,530	2,154	(624)	8,304	4,089	4,215

Adjustments to NOI (t)	(1,978)	(805)	(1,173)	(8,040)	(2,260)	(5,780)
Equity Method Investments REP EBT	(448)	1,349	(1,797)	264	1,829	(1,565)
Less: Joint Venture Partner's Share of REP EBT	239	(1,060)	1,299	(263)	(2,243)	1,980
Equity in earnings from Real Estate and Other Affiliates	(209)	289	(498)	1	(414)	415

Distributions from Summerlin Hospital Investment (u)	—	—	—	2,616	1,747	869
Segment equity in earnings from Real Estate and Other Affiliates	$(209)	$289	$(498)	$2,617	$1,333	$1,284

Company's Share of Equity Method Investments NOI
Grandview SHG, LLC	$207	$—	$207	$315	$—	$315
Millennium Six Pines Apartments (l)	(67)	404	(471)	1,252	410	842
Stewart Title Company	446	165	281	706	665	41
Summerlin Baseball Club	14	105	(91)	314	390	(76)
The Metropolitan Downtown Columbia	(87)	327	(414)	1,380	142	1,238
Woodlands Sarofim # 1	56	93	(37)	214	239	(25)
Total NOI - equity investees	$569	$1,094	$(525)	$4,181	$1,846	$2,335

	Economic	As of September 30, 2016
(In thousands)	Ownership	Total Debt	Total Cash
Grandview, LLC	35.00%	$36,000	$18,244
Stewart Title Company	50.00%	—	218
Summerlin Baseball Club	50.00%	33	1,745
The Metropolitan Downtown Columbia	50.00%	70,000	281
Woodlands Sarofim # 1	20.00%	5,690	950

(a)	NOI increase for the quarter ended September 30, 2016 as compared to 2015 relates to an increase in occupancy and/or stabilization of the property.
(b)	Please refer to Condensed Consolidated Financial Statements on Form 10-Q for further discussion.
(c)	The NOI losses in 2016 and 2015 are due to a decline in occupancy as the property loses tenants in anticipation of its redevelopment.
(d)	The NOI decrease is due to higher than normal tenant recoveries in 2015.
(e)	NOI increase for the nine month period ended September 30, 2016 is due to an increase in occupancy.
(f)	The decrease in NOI is due to rent abatement for a tenant related to a lease modification, decrease in occupancy related to a bankrupt tenant and decrease in occupancy due to pending redevelopment.
(g)	NOI decrease is due to a decrease in occupancy.
(h)

NOI decrease for the three and nine month period ended September 30, 2016 is due primarily to decreased occupancy related to water damage in 2015 and subsequent loss of tenants. Amounts settled with insurers with respect to the water damage are being held in escrow.

(i)

The NOI decrease for the three and nine months ended September 30, 2016 is due to the provision for doubtful accounts related to a tenant’s termination fee in third quarter 2016 and a large lease termination fee received in 2015.

(j)	NOI increase for the nine months ended September 30, 2016 is due to a decrease in real estate taxes and other operating expenses.
(k)	NOI decrease for the three months ended September 30, 2016 is due to lower occupancy.
(l)	Purchased our partner’s 18.57% interest in Millennium Six Pines Apartments (formerly known as Millennium Woodlands Phase II, LLC) July 2016 and consolidated property at that time.
(m)	NOI decrease is due to a decrease in rental rates to maintain occupancy during the lease up of Millennium Six Pines Apartments and One Lakes Edge.
(n)	NOI decrease for the three and nine months ended September 30, 2016 is due to lower occupancy and a decrease in conference center services.
(o)

NOI increase for the three months ended September 30, 2016 is due to increased occupancy. NOI decrease for the nine months ended September 30, 2016 is due to higher employment costs and professional expenses.

(p)	The Club at Carlton Woods was sold in September 2015.
(q)	The increase is primarily due to new leases at Downtown Summerlin and 1725-1735 Hughes Landing Boulevard which were placed in service in the fourth quarter 2015.
(r)	The decrease in demolition costs is due to completion of the interior demolition of the Fulton Market Building and demolition of Pier 17 at Seaport.
(s)	For a detailed breakdown of our Operating Asset segment REP EBT, please refer to Note 16 - Segments in the condensed consolidated financial statements.
(t)	Adjustments to NOI include straight-line rent and market lease amortization, demolition costs, depreciation and amortization and non-real estate taxes.
(u)	Distributions from the Summerlin Hospital are typically made one time per year in the first quarter.

Commercial Properties NOI

(In millions, except square feet/number of units and %)	Square Feet/Number of Units	% Occupied	% Leased	Three Months Ended September 30, 2016	Projected Annual Stabilized NOI	Debt Balance as of September 30, 2016
Commercial Properties - Stabilized

Retail
Cottonwood Square	77,080	95.7%	95.7%	$0.2	$0.7	$—
Hughes Landing Retail	126,136	91.9	97.4	0.8	3.5	34.5
1701 Lake Robbins	12,376	100.0	100.0	0.1	0.4	4.6
Outlet Collection at Riverwalk	264,321	86.8	99.8	1.4	7.5	56.1
One Lakes Edge Retail	23,280	92.0	92.0	—	—	—
Park West	249,363	80.2	80.2	0.4	1.8	—
Ward Village	1,122,483	90.5	91.4	5.1	25.6	238.7
20/25 Waterway Avenue	50,062	100.0	100.0	0.4	1.6	13.9
Waterway Garage Retail	21,513	85.4%	100.0%	0.2	0.8	—
Total Retail - Stabilized	1,946,614	89.2%	92.0%	$8.6	$41.9	$347.8

Office
10-70 Columbia Corporate Center	898,965	84.4%	88.3%	$2.6	$12.4	$100.0
Columbia Office Properties (a)	107,674	85.1	85.1	—	0.5	—
One Hughes Landing	197,719	100.0	100.0	1.5	5.3	52.0
Two Hughes Landing	197,714	93.8	96.3	0.3	5.1	48.0
1735 Hughes Landing Boulevard	318,170	100.0	100.0	1.5	7.5	52.5
9303 New Trails	97,553	82.8	86.7	0.4	1.8	12.5
110 N. Wacker	226,000	100.0	100.0	1.5	6.1	23.6
2201 Lake Woodlands Drive	24,119	25.8	25.8	—	—	—
3831 Technology Forest Drive	95,078	100.0	100.0	0.6	1.9	22.5
3 Waterway Square	232,021	100.0	100.0	1.5	6.3	51.9
4 Waterway Square	218,551	100.0	100.0	1.5	5.5	36.5
1400 Woodloch Forest	95,667	95.8	96.9	0.4	1.2	—
Total Office - Stabilized	2,709,231	92.4%	94.0%	$11.8	$53.6	$399.5

Multi-family
The Metropolitan Downtown Columbia	380	92.1%	92.1%	(0.1)	3.5	—
Millennium Waterway Apartments	393	81.2	77.9	0.7	4.5	55.6
Millennium Six Pines Apartments	314	90.8	87.8	0.5	4.6	42.5
85 South Street	21	100.0	100.0	$0.1	$0.6	$—
Total Multi-family	1,108	88.0%	86.0%	$1.2	$13.2	$98.1

Hospitality (b)
Grandview SHG, LLC	72	92.8%	92.8%	$0.2	$—	$—
The Woodlands Resort & Conference Center	406	49.9	49.9	0.5	16.5	85.0
Total Hospitality - Stabilized	478	56.4%	56.4%	$0.7	$16.5	$85.0

Total Commercial Properties - Stabilized				$22.3	$125.2	$930.4

Commercial Properties - Recently Developed And Not Yet Stabilized

Retail
Columbia Regional	88,556	77.4%	77.4%	$0.4	$2.2	$22.2
Creekside Village Green	74,669	84.5	84.5	0.4	1.9	—
Downtown Summerlin	1,006,471	80.8	86.0	4.0	26.3	299.4
Lakeland Village Center	83,444	36.3	40.6	—	1.7	9.2
Total Retail - Not Stabilized	1,253,140	77.8%	82.3%	$4.8	$32.1	$330.8

Office
Three Hughes Landing	320,815	2.8%	9.0%	(0.3)	7.6	34.2
1725 Hughes Landing Boulevard	331,067	49.0	66.9	0.8	6.9	52.5
ONE Summerlin	206,279	61.4	63.6	$0.7	$5.7	$—
Total Office - Not Stabilized	858,161	34.7%	44.4%	$1.2	$20.2	$86.7

Multi-family
One Lakes Edge	390	66.2%	67.2%	$1.0	$7.5	$71.9
Total Multi-family - Not Stabilized	390	66.2%	67.2%	$1.0	$7.5	$71.9

Hospitality (b)
Embassy Suites at Hughes Landing	205	73.8%	73.8%	$0.9	$4.5	$29.2
The Westin at The Woodlands	302	42.3	42.3	—	10.5	57.2
Total Hospitality - Not Stabilized	507	55.0%	55.0%	$0.9	$15.0	$86.4

Total Commercial Properties - Not Stabilized				$7.9	$74.8	$575.8

(In millions, except square feet/number of units and %)	Square Feet/Number of Units	% Occupied	% Leased	Three Months Ended September 30, 2016		Projected Annual Stabilized NOI		Debt Balance as of September 30, 2016
Commercial Properties - Pending Redevelopment

Retail
Landmark Mall	440,325	31.5	31.5		$(0.2)		$(0.3)	$—
Total Retail - Pending Redevelopment	440,325	31.5%	31.5%		$(0.2)		$(0.3)	$—

Office
American City Building	117,098	3.4	3.4	$	N/A	$	N/A	$—
Total Office - Pending Redevelopment	117,098	3.4%	3.4%	$	N/A	$	N/A	$—

Total Commercial Properties - Pending Redevelopment					$(0.2)		$(0.3)	$—

Under Construction or Renovation

Retail
South Street Seaport	362,000	N/A	N/A	$	N/A	$	N/A	$—
Total Retail - Under Construction	362,000	N/A %	N/A %	$	N/A	$	N/A	$—

Office
One Merriweather	199,000	N/A	48.9%	$	N/A		$5.1	$13.7
Two Merriweather	123,604	N/A	58.7		N/A		3.6	—
Total Office - Under Construction	322,604	N/A %	52.6%	$	N/A		$8.7	$13.7

Multi-family
Constellation	124	14.5%	42.7%	$	N/A		$1.1	$—
m.flats	437	N/A	N/A		N/A		4.0	—
Total Multi-family - Under Construction	561	3.2%	9.4%	$	N/A		$5.1	$—

Self Storage
HHC 242 Self Storage Facility	657	N/A	N/A	$	N/A		$0.8	$2.6
HHC 2978 Self Storage Facility	784	N/A	N/A		N/A		0.8	0.4
Total Self Storage - Under Construction	1,441	N/A %	N/A %	$	N/A		$1.6	$3.0

Total Commercial Properties - Under Construction				$	N/A		$15.4	$16.7

Total Commercial Properties					$30.0		$215.1	$1,522.9

(a)	Excludes American City Building as it is reflected in the Commercial Properties – Pending Redevelopment section below.
(b)	Hospitality occupancy is the average occupancy for the quarter based on occupied rooms relative to total available rooms.